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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement Nos. 333-76223, 333-83521, 333-57972, 333-74100, 333-89134, 333-114324 and 333-123135
on Form S-3 and Nos. 333-8990, 333-30304, 333-57970, 333-70238, 333-107835,
333-114243 and 333-115596 on Form S-8 of our report on internal control over financial reporting dated May 2, 2005 (which report disclaimed an opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting because of a scope limitation and expressed an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses and the effects of the scope limitation) appearing in the Annual Report on Form 10-K/A of Cray Inc. for the year ended December 31, 2004.

Deloitte & Touche LLP

Seattle, Washington
May 2, 2005

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